UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 19, 2008

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA 91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 19, 2008, HemaCare Corporation (the “Company”) entered into an Amendment and Extension of Rights Agreement (the “Amendment”) with Computershare Trust Company, N.A., as Rights Agent (“Rights Agent”).  The Amendment extends the expiration date of the Rights Agreement, dated as of March 3, 2008 (the “Rights Agreement”) between the Company and the Rights Agent, from March 10, 2008 until March 11, 2013. In addition, the Amendment amends the provision of the Rights Agreement that permits a bidder who makes a “fair bid” to avoid triggering the rights plan by requiring such bidder to commit that, if their offer is successful, in any subsequent “squeeze out” merger, the bidder will pay the remaining shareholders a price that is at least as high as the price in the successful offer. The Rights Agreement has been filed with the Securities and Exchange Commission on March 5, 1998, as Exhibit 4 to the Company's Current Report on Form 8-K.

The foregoing summary of the Amendment is qualified in its entirety by the copy of the Amendment attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.03.              Material Modification to Rights of Security Holders.

See Item 1.01 above.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Amendment and Extension of Rights Agreement dated as of March 3, 1998, between HemaCare Corporation and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMACARE CORPORATION

Date: March 24, 2008	By:	/s/
Robert S. Chilton, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Amendment and Extension of Rights Agreement dated as of March 3, 1998, between HemaCare Corporation and Computershare Trust Company, N.A.